UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 23, 2019

CEL-SCI CORPORATION
(Exact name of Registrant as specified in its charter)

Colorado	001-11889	84-0916344
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

8229 Boone Blvd. #802
Vienna, VA 22182
(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code:  (703) 506-9460

N/A
(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock	CVM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02
Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On December 16, 2019 the Company filed its 10-K report for the year ended September 30, 2019. On December 20, 2019 the Company determined that the financial statements included in the 10-K report did not include the complete statement of cash flows. The entire Statements of Cash Flows were included in the Interactive Data Files (“XBRL”) which were filed on December 16, 2019. The Company discovered that this was a result of an error in the Edgarization process when the report was filed with the SEC. Accordingly, the incomplete Statements of Cash Flows included in the previously filed 10-K report as well as the reports of the Independent Registered Public Accounting Firm on the financial statements and internal control over financial reporting and Management’s Report on Internal Control over financial reporting should not be relied upon. The Company's Chief Executive Officer and the Audit Committee discussed the fact that the 10-K report filed on December 16, 2019 did not include the complete statement of cash flows with the Company's Independent Registered Public Accounting Firm. The Company plans to file an amended 10-K report on December 23, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEL-SCI CORPORATION

Date: December 23, 2019	By:	/s/ Geert Kersten
Geert Kersten
Senior Chief Executive Officer President of Operations